                                                                   EXHIBIT 10.22

                                CREDIT AGREEMENT


                          Dated as of February 29, 2000

                                      among

                                1700 SEVENTH L.P.
                                  as Borrower,

                                       AND

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                              BANK OF AMERICA, N.A.
                             as Administrative Agent
                       and as Project Administrative Agent

                                  Arranged By:

                         BANC OF AMERICA SECURITIES LLC
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS.......................................................................1
        1.1    Definitions...................................................................1
        1.2    Computation of Time Periods..................................................20
        1.3    Accounting Terms.............................................................20

SECTION 2  CREDIT FACILITIES................................................................21
        2.1    Revolving Loans..............................................................21
        2.2    Extension of Maturity Date...................................................23

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................................24
        3.1    Default Rate.................................................................24
        3.2    Extension and Conversion.....................................................24
        3.3    Prepayments..................................................................25
        3.4    Termination and Reduction of Revolving Committed Amount......................26
        3.5    Fees.........................................................................26
        3.6    Capital Adequacy.............................................................27
        3.7    Limitation on Eurodollar Loans...............................................27
        3.8    Illegality...................................................................28
        3.9    Requirements of Law..........................................................28
        3.10   Treatment of Affected Loans..................................................29
        3.11   Taxes........................................................................29
        3.12   Compensation.................................................................31
        3.13   Pro Rata Treatment...........................................................32
        3.14   Sharing of Payments..........................................................33
        3.15   Payments, Computations, Etc..................................................34
        3.16   Evidence of Debt.............................................................36

SECTION 4  CONDITIONS.......................................................................36
        4.1    Closing Conditions...........................................................36
        4.2    Conditions to Initial Extension of Credit....................................41
        4.3    Conditions to all Extensions of Credit.......................................42

SECTION 5  REPRESENTATIONS AND WARRANTIES...................................................44
        5.1    Financial Condition..........................................................44
        5.2    No Material Change...........................................................44
        5.3    Organization and Good Standing...............................................44
        5.4    Power; Authorization; Enforceable Obligations................................44
        5.5    No Conflicts.................................................................45
        5.6    No Default...................................................................45
        5.7    Ownership....................................................................45
        5.8    Indebtedness.................................................................45
        5.9    Litigation...................................................................45
        5.10   Taxes........................................................................46

        5.11   Compliance with Law..........................................................46
        5.12   ERISA........................................................................46
        5.13   Governmental Regulations, Etc................................................47
        5.14   Purpose of Loans.............................................................49
        5.15   Environmental Matters........................................................49
        5.16   Intellectual Property........................................................50
        5.17   Location of Collateral.......................................................50
        5.18   Disclosure...................................................................50
        5.19   Brokers' Fees................................................................50
        5.20   Labor Matters................................................................50
        5.21   Year 2000 Compliance.........................................................51

SECTION 6  AFFIRMATIVE COVENANTS............................................................51
        6.1    Information Covenants........................................................51
        6.2    Preservation of Existence and Franchises.....................................54
        6.3    Books and Records............................................................54
        6.4    Compliance with Law..........................................................54
        6.5    Payment of Taxes and Other Indebtedness......................................54
        6.6    Insurance....................................................................55
        6.7    Maintenance of Property......................................................57
        6.8    Performance of Obligations...................................................57
        6.9    Use of Proceeds..............................................................57
        6.10   Audits/Inspections...........................................................57
        6.11   Year 2000 Compliance.........................................................58
        6.12   Construction.................................................................58
        6.13   Eminent Domain...............................................................58
        6.14.  Changes in Plans and Specifications; Change Orders...........................60
        6.15   Abandonment of Construction..................................................60
        6.16   Alley Vacation...............................................................61

SECTION 7  NEGATIVE COVENANTS...............................................................62
        7.1    Indebtedness.................................................................62
        7.2    Liens........................................................................63
        7.3    Nature of Business...........................................................63
        7.4    Consolidation, Merger, Dissolution, etc......................................63
        7.5    Asset Dispositions...........................................................63
        7.6    Investments..................................................................64
        7.7    Restricted Payments..........................................................64
        7.8    Other Indebtedness...........................................................64
        7.9    Transactions with Affiliates.................................................65
        7.10   Fiscal Year; Organizational Documents........................................65
        7.11   Limitation on Restricted Actions.............................................65
        7.12   Subsidiaries.................................................................65
        7.13   Sale Leasebacks..............................................................65
        7.14   No Further Negative Pledges..................................................65
        7.15   Leases.......................................................................66

        7.16   Plans and Specifications.....................................................66
        7.17   Floor Area Ratio.............................................................66

SECTION 8  EVENTS OF DEFAULT................................................................67
        8.1    Events of Default............................................................67
        8.2    Acceleration; Remedies.......................................................69

SECTION 9  AGENCY PROVISIONS................................................................70
        9.1    Appointment, Powers and Immunities...........................................70
        9.2    Reliance by Administrative Agent.............................................71
        9.3    Defaults.....................................................................71
        9.4    Rights as a Lender...........................................................72
        9.5    Indemnification..............................................................72
        9.6    Non-Reliance on Agents and Other Lenders.....................................72
        9.7    Successor Agents.............................................................73

SECTION 10  MISCELLANEOUS...................................................................74
        10.1   Notices......................................................................74
        10.2   Right of Set-Off; Adjustments................................................75
        10.3   Benefit of Agreement; Assignments............................................76
        10.4   No Waiver; Remedies Cumulative...............................................78
        10.5   Expenses; Indemnification....................................................78
        10.6    Amendments, Waivers and Consents............................................79
        10.7   Counterparts.................................................................80
        10.8   Headings.....................................................................80
        10.9   Survival.....................................................................81
        10.10  Governing Law; Submission to Jurisdiction; Venue.............................81
        10.11  Severability.................................................................81
        10.12  Entirety.....................................................................82
        10.13  Binding Effect...............................................................82
        10.14  Confidentiality..............................................................82
        10.15  Source of Funds..............................................................83
        10.16  Conflict.....................................................................83
        10.17  Oral Agreements Not Binding..................................................83

                                    SCHEDULES


Schedule 1.1(a)       Controlling Stockholders
Schedule 1.1(b)       Land and Tipp Property
Schedule 1.1(c)       Permitted Liens
Schedule 2.1(a)       Lenders
Schedule 4.3          Borrowing Conditions
Schedule 5.15         Environmental Matters
Schedule 5.17(a)      Real Property
Schedule 5.17(b)      Collateral Locations
Schedule 5.17(c) Chief Executive Offices/Principal Places of Business
Schedule 6.6          Insurance
Schedule 7.9          Transactions with Affiliates


                                    EXHIBITS

Exhibit 1.1(a)       Form of Guaranty Agreement
Exhibit 2.1(b)(i)    Form of Notice of Borrowing
Exhibit 2.1(e)       Form of Revolving Note
Exhibit 2.2          Form of Estoppel Certificate
Exhibit 3.2          Form of Notice of Extension/Conversion
Exhibit 6.1(c)       Form of Officer's Compliance Certificate
Exhibit 10.3(b)      Form of Assignment and Acceptance

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of February 29, 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among 1700 SEVENTH L.P., a Washington limited partnership (formerly known as 700 Olive L.P.) (the "Borrower"), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Project Administrative Agent for the Lenders (in such capacity, the "Project Administrative Agent").

                               W I T N E S S E T H

        WHEREAS, the Borrower has requested that the Lenders provide a credit facility in an amount of $93,000,000 (the "Credit Facility") for the purposes hereinafter set forth; and

        WHEREAS, the Lenders have agreed to make the requested Credit Facility available to the Borrower on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

        1.1 DEFINITIONS.

        As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                "Administrative Agent" means Bank of America, N.A. or any successor administrative agent appointed pursuant to Section 9.7.

                "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of August 27, 1999, among the Administrative Agent, BAS, the Borrower and the Guarantor, as amended, modified, restated or supplemented from time to time.

                "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(c).

                "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Unless otherwise indicated, "Affiliate" refers to an Affiliate of the Borrower. Notwithstanding the foregoing, in no event shall any Lender or any Affiliate of any Lender be deemed to be an Affiliate of the Borrower. For avoidance of doubt, the parties agree that the Borrower is not an Affiliate of the Guarantor.

                "Agency Services Address" means Bank of America, N.A., 1850 Gateway Blvd., 5th Floor, Concord, California 94520, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                "Agents" means a collective reference to the Administrative Agent and the Project Administrative Agent, and "Agent" means any one of them.

                "Applicable Lending Office" means, for each Lender, the office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan and the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b), the appropriate applicable percentage set forth below opposite the applicable Senior Debt Rating then in effect as of the most recent Ratings Date:

                                                            APPLICABLE PERCENTAGES
                                                   ---------------------------------------
                                                       FOR            FOR            FOR
           PRICING        S&P         MOODY'S      EURODOLLAR      BASE RATE        UNUSED
            LEVEL        RATING        RATING         LOANS          LOANS           FEE
            -----        ------        ------         -----          -----           ---
              I          >/= A         >/= A2         .75%             0%           .125%
             II          >/= A-        >/= A3         .875%            0%           .15%
             III         >/=BBB+       >/=Baa1       1.0%              0%           .175%
             IV          >/=BBB        >/=Baa2       1.125%            0%           .225%


        The Applicable Percentages shall be determined based on the Senior Debt Rating; provided, however, that (i) if the Guarantor shall not have a rating for its Senior Debt by S&P and Moody's, then the Applicable Percentages shall be based on Pricing Level IV and (ii) if the Guarantor shall have a split Senior Debt Rating the higher of the two ratings shall apply. The Applicable Percentages for the Revolving Loans and Unused Fee shall be determined and adjusted on the date that the Senior Debt Rating changes (each a "Ratings Date"). Each

        Applicable Percentage shall be effective from one Ratings Date until the next Ratings Date. Any adjustment in the Applicable Percentages for the Loans shall be applicable to all existing Loans as well as any new Loans.

               "Asset Disposition" means any disposition of any or all of the Property of the Borrower whether by sale, lease, transfer or otherwise.

               "Bank of America" means Bank of America, N.A.

               "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

               "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

               "BAS" means Banc of America Securities LLC.

               "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

               "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

               "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

               "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Washington, San Francisco, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

               "Businesses" means a collective reference to the businesses operated at the Real Properties.

               "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

               "Capital Reserve" means an amount equal to the gross leaseable square feet of the Improvements multiplied by $.10.

               "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,
        (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least

        $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

               "Change of Control" means any of the following events: (i) any Person or two or more Persons acting in concert (other than the Controlling Stockholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Guarantor (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of the Guarantor, (ii) any change in the ownership, membership or control of the Borrower, (iii) Clise Venture shall cease to remain the sole general partner of the Borrower, (iv) any change in the ownership, membership or control of Clise Venture, or (v) any change in the ownership, membership or control of Clise Properties.

               "City" means The City of Seattle, a Washington municipal corporation.

               "Clise Properties" means Clise Properties, Inc., a Washington corporation.

               "Clise Venture" means Clise Venture One LLC, a Washington limited liability company.

               "Closing Date" means the date hereof.

               "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

               "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

               "Collateral Documents" means a collective reference to the Mortgage Instrument and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements.

               "Commitment" means with respect to each Lender, the Revolving Commitment of such Lender.

               "Construction Costs" shall have the meaning assigned to such term in Section 6.14.

               "Consultant" shall have the meaning assigned to such term in
        Schedule 4.3.

               "Controlling Stockholders" means the individuals listed on
        Schedule 1.1(a) hereto and the spouse and lineal descendants of any such individual.

               "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the Guaranty Agreement, the Environmental Indemnity Agreement, the Administrative Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

               "Credit Parties" means a collective reference to the Borrower and the Guarantor, and "Credit Party" means any one of them.

               "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Guaranty Agreement, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

               "Debt Service" means, as of any date for the twelve month period ending on such date, the principal and interest payments (assuming (i) a principal amortization schedule for a loan equal to the sum of the aggregate outstanding principal amount of Revolving Loans then outstanding with a term of twenty-five (25) years and (ii) an interest rate equal to the greater of (x) the then applicable Treasury Rate plus 1.50% per annum and (y) eight percent (8.0%) per annum) which would be due and payable during such twelve month period.

               "Debt Service Coverage Ratio" means, for the twelve month period ending as of the calendar month most recently ended, the ratio of (a) Net Operating Income for such period to (b) Debt Service for such period.

               "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or
        (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

               "Deposit Account" shall have the meaning assigned to such term in
        Section 2.1(b)(iii).

               "Development Agreement" means that certain Development Agreement dated as May 12, 1998 between the Borrower, Clise Development LLC, a Washington limited liability company and Nordstrom, as amended or modified from time to time.

               "Dollars" and "$" means dollars in lawful currency of the United States.

               "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender that is a "United States person" (as defined in Section 7701(a)(30) of the Code); and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
        Section 10.3, the Borrower (such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

               "Environmental Indemnity Agreement" means that certain Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances dated as of the Closing Date between the Borrower and the Administrative Agent, as amended or modified from time to time.

               "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

               "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

               "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

               "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

               "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

               "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System with deposits exceeding $5 billion against "Eurocurrency liabilities" (as such term is used in Regulation
        D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

               "Event of Default" shall have the meaning assigned to such term in Section 8.1.

               "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

               "Extension Period" shall have the meaning assigned such term in
        Section 2.2.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal

        Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

               "Fees" means all fees payable pursuant to Section 3.5.

               "Funding Date" means the date on which the conditions set forth in Section 4.1 and Section 4.2 have been fulfilled, provided that such date must be on or before March 14, 2000.

               "Funds" shall have the meaning assigned to such term in Schedule 4.3.

               "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
        Section 1.3.

               "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

               "Ground Lease Agreement" means that certain ground lease agreement dated as of September 30, 1997 by and between Stewart Avenue Properties, a California general partnership and the Borrower (as assignee in interest of the Guarantor), as amended or modified from time to time.

               "Guarantor" means Nordstrom, Inc., a Washington corporation.

               "Guaranty Agreement" means that certain guaranty agreement dated as of the date hereof in the form of Exhibit 1.1(a) executed by the Guarantor, as amended, modified, restated or supplemented from time to time.

               "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
        (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

               "Hedging Agreements" means any interest rate protection agreement entered into by the Borrower in connection with the Loans.

               "Housing Credits Letter of Credit" shall have the meaning assigned to such term in Section 7.1(c).

               "Housing Project" means the multifamily residential building containing approximately sixty-five (65) units on five levels above one street-level of retail space.

               "HRG" means Housing Resources Group, a Washington nonprofit corporation.

               "Improvements" means all improvements (including, without limitation, the Project) constructed by the Borrower on the Land.

               "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
        (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the final Maturity Date hereunder, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such

        Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP.

               "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Interest Payment Date" means (a) as to Base Rate Loans, each March 31, June 30, September 30 and December 31 and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

               "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

               "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of (i) all or any substantial portion of the assets of any Person or
        (ii) the shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

               "Joint Development Agreement" means that certain Joint Development Agreement dated as of April 2, 1998 by and among the Guarantor, Seventh & Olive, Inc. and HRG.

               "Land" means the real property located at 1700 Seventh Avenue in Seattle, Washington more particularly described as Parcels A and B in
        Schedule 1.1(b).

               "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

               "Letter of Credit Agreement" means that certain Agreement Regarding Letter of Credit to Secure Production of Low Income Housing for Floor Area Bonus with an effective date of February 3, 2000 between the Borrower and the City, acting through its Office of Housing.

               "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

               "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate), individually or collectively, as appropriate.

               "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of (a) the Borrower or (b) the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation applicable to it under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

               "LTV Ratio" means the ratio of (a) the Revolving Committed Amount to (b) the fair market value of the Project, as determined in accordance with appraisal delivered to the Agents pursuant to Section 2.2(h).

               "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

               "Maturity Date" means August 29, 2002, as such date may be extended pursuant to Section 2.2.

               "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

               "Mortgage Instrument" shall have the meaning assigned such term in Section 4.1(e).

               "Mortgage Policy" shall have the meaning assigned to such term in Section 4.2(e).

               "Multiple Employer Plan" means a Plan (other than a Multiemployer
        Plan) which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

               "Net Operating Income" means, (i) assuming the Project has been substantially complete for twelve months on the date of determination, for the twelve month period most recently ending, an amount equal to (A) the income of the Borrower with respect to the operation of the Improvements (utilizing the actual parking revenues, expense reimbursements and lease rates so long as such parking revenues, expense reimbursements and lease rates do not exceed fair market value) for such period, as determined in accordance with GAAP minus (B) the Vacancy Reserve for such period minus (C) the Capital Reserve minus (D) an amount equal to the greater of (I) the sum of all expenses (exclusive of interest expense, depreciation and amortization expense) incurred or accrued by the Borrower in connection with the ownership and/or operation of the Improvements for such period, as determined in accordance with GAAP and (II) the operating expenses at stabilization for such period as set forth in the appraisal provided to the Project Administrative Agent in accordance with Section 4.1(e)(vi) (provided, however, with respect to any space in the Improvements which has not been occupied for the complete twelve month period in question, the income and expenses associated with the leasing of such space during the twelve month period in question shall be annualized for purposes of determining Net Operating Income for such twelve month period), or (ii) if the Project has not been substantially complete for at least twelve months on the date of determination, for that period in which the Project has been substantially complete, an amount equal to (A) annualized income of the Borrower with respect to the operation of the Improvements (utilizing the actual parking revenues, expense reimbursements and lease rates so long as such parking revenues, expense reimbursements and lease rates do not exceed fair market value) for such period, as determined in accordance with GAAP minus (B) annualized Vacancy Reserve for such period minus (C) the Capital Reserve minus (D) an amount equal to the greater of (I) annualized expenses (exclusive of interest expense, depreciation and amortization expense) incurred or accrued by the Borrower in connection with the ownership and/or operation of the Improvements for such period, as determined in accordance with GAAP and (II) annualized operating expenses at stabilization for such period as set forth in the appraisal provided to the Project Administrative Agent in accordance with Section 4.1(e)(vi).

               "Nordstrom Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of October 15, 1999 among the Guarantor, the lenders named therein, Banc One, NA, as syndication agent, Morgan Guaranty Trust Company of New York, as documentation agent and Bank of America, as administrative agent, as amended, modified, supplemented or restated from time to time.

               "Nordstrom Lease Agreement" means that certain agreement of lease dated May 12, 1998, as amended, by and between the Borrower and the Guarantor.

               "Nordstrom Loan" means that certain loan or line of credit in an amount not to exceed $20,000,000 in principal at any one time outstanding made by the Guarantor to the Borrower.

               "Note" or "Notes" means the Revolving Notes, individually or collectively, as appropriate.

               "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

               "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

               "Occupancy Rate" means, with respect to the Project, the ratio (expressed as a percentage) equal to (i) the gross leaseable area in the Project presently being rented by tenants pursuant to leases entered into by the Borrower in accordance with Section 7.15 to (ii) the actual gross leaseable area in the Project.

               "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

               "Other Taxes" shall have the meaning assigned to such term in
        Section 3.11.

               "Participation Interest" means a purchase by a Lender of a participation in any Loans as provided in Section 3.14.

               "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

               "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Borrower in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and (iii) Investments consisting of Capital Stock, obligations, securities or other property received by the Borrower in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors.

               "Permitted Liens" means:

               (i) Liens in favor of the Administrative Agent to secure the Credit Party Obligations;

               (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

               (iii) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, (a) within 30 days after the entry thereof, have been discharged,
        (b) within 30 days after execution thereof have been stayed pending appeal and have been discharged within 30 days after the expiration of any such stay or (c) have been covered in full by insurance by an insurance carrier who has acknowledged coverage and has the ability to perform;

               (iv) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

               (v) statutory Liens of mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, (A) are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or (B) (I) the Borrower has deposited a bond or other security satisfactory to the Administrative Agent and the Project Administrative Agent in an amount reasonably required by the Administrative Agent and the Project Administrative Agent, but not more than the amounts specified in RCW 60.04.161, as now or hereafter amended, (II) the Borrower, to the extent the Borrower reasonably believes the Lien is frivolous and made without reasonable cause, or is clearly excessive, immediately commences its contest of such Lien, applies to court for a show of cause as provided for in RCW 60.04.221(9), as now or hereafter amended and continuously pursues the contest in good faith and with due diligence, (III) foreclosure of the Lien is stayed and (IV) the Borrower pays any judgment rendered for the lien claimant or other third party within ten (10) days after the entry of the judgment;

               (vi) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party;

               (vii) any matters shown as an exception to title on the Mortgage Policy as of the Closing Date;

               (viii) in order to obtain a certificate of acceptance for the Housing Project from the City, (A) an agreement restricting the occupancy and rents of the Housing Project consistent with the terms of
        Section 4.2(b) of the Letter of Credit Agreement and (B) a deed of trust recorded by the City against the Tipp Property to secure the owner of the Housing Project's obligation to buyout the Housing Project in the event such owner fails to restore or replace the Housing Project following a casualty or condemnation; and

               (ix) Liens existing on the date hereof and identified on Schedule 1.1(c); provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date.

               "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

               "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

               "Plans and Specifications" shall have the meaning assigned to such term in Section 4.1(g).

               "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

               "Project" means the approximately 572,000 square foot office building and 198,000 square foot parking garage located on the Land as described in the Plans and Specifications.

               "Project Administrative Agent" means Bank of America, N.A. or any successor project administrative agent appointed pursuant to Section 9.7.

               "Project Budget" shall have the meaning assigned to such term in
        Section 6.14.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Ratings Date" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this Section 1.1.

               "Real Properties" means the collective reference to (a) the Land and the Improvements and (b) the Tipp Property.

               "Register" shall have the meaning assigned to such term in
        Section 11.3(c).

               "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

               "Required Lenders" means, at any time, Lenders other than Defaulting Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate more than 66 2/3% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests.

               "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

               "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

               "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount to make Revolving Loans in accordance with the provisions of Section 2.1(a).

               "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.3.

               "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

               "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

               "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

               "Sale and Leaseback Transaction" means any arrangement pursuant to which the Borrower, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which the Borrower has sold or transferred (or is to sell or transfer) to a Person which is not the Borrower or (b) which the Borrower intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by the Borrower to another Person which is not the Borrower in connection with such lease.

               "SCIDPDA TDR Agreement" means that certain Agreement for Purchase and Sale of Transferable Development Rights dated as of December 28, 1999 by and between Seattle Chinatown International District Preservation and Development Authority and the Borrower.

               "Securities Exchange Act" means the Securities Exchange Act of 1934.

               "Senior Debt" shall have the meaning given such term in the definition of Senior Debt Rating.

               "Senior Debt Rating" means the publicly announced ratings by S&P and Moody's for the senior unsecured (non-credit enhanced) long term debt of the Guarantor ("Senior Debt").

               "Seventh and Stewart" means Seventh and Stewart LLC, a Washington limited liability company.

               "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

               "Solvent" means, with respect to any Person on a particular date, that on such date (i) the property of such Person, at a fair valuation, is greater than the total amount of such Person's absolute and matured debts, and (b) such Person is generally paying his, her or its debts as they become due.

               "Stabilization" means, with respect to the Project, the condition where (i) the Project has an Occupancy Rate of at least 90% for two consecutive fiscal quarters and (ii) the Borrower has received a certificate of occupancy from the appropriate Governmental Authority with respect to the Project (in form and substance satisfactory to the Project Administrative Agent).

               "Subordinated Debt" shall have the meaning assigned to such term in Section 7.1(h).

               "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock. The Borrower is not a Subsidiary of the Guarantor.

               "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

               "Taxes" shall have the meaning assigned to such term in Section 3.11.

               "Tipp Property" means the real property described as Parcel C in
        Schedule 1.1(b).

               "Title Insurance Company" shall have the meaning assigned to such term in Section 4.2(d).

               "Transferable Development Rights Agreements" means a collective reference to the SCIDPDA TDR Agreement and the YMCA TDR Agreement.

               "Treasury Rate" means, for any day, a rate of interest equal to the yield for actively traded U.S. Treasury securities having a ten (10) year maturity as determined by the Administrative Agent prior to 9:00 a.m. (San Francisco, California time).

               "Unused Fee" shall have the meaning assigned to such term in
        Section 3.5(b).

               "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(b).

               "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans.

               "Upfront Fee" shall have the meaning assigned to such term in
        Section 3.5(a).

               "Vacancy Reserve" means an amount equal to 2.6% of the income generated by the Borrower from the operation of the Improvements for the applicable period.

               "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

               "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

               "Year 2000 Problem" shall have the meaning assigned to such term in Section 5.21.

               "YMCA TDR Agreement" means that certain Agreement for Purchase and Sale of Transferable Development Rights dated as of December 3, 1999 by and among Young Men's Christian Association of Greater Seattle, 909 4th YMCA Limited Partnership and the Borrower.

        1.2 COMPUTATION OF TIME PERIODS.

        For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

        1.3 ACCOUNTING TERMS.

        Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and/or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements as at December 31, 1998); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2

                                CREDIT FACILITIES

        2.1 REVOLVING LOANS.

                (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Funding Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed NINETY THREE MILLION DOLLARS ($93,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (B) the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed the Revolving Committed Amount, (C) a Revolving Loan borrowing shall only be made available once per calendar month and (D) each Revolving Loan borrowing is subject to the conditions set forth in Schedule 4.3. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Once repaid, the Revolving Loans cannot be reborrowed. No Revolving Loans shall be made available during the Extension Period.

                (b) Revolving Loan Borrowings.

                        (i) Notice of Borrowing. After having satisfied the
                terms and conditions of Schedule 4.3 hereof with respect to any request for the disbursement of Funds, the Borrower may then make a request for a Revolving Loan in the amount approved by the Project Administrative Agent with respect to such a request for Funds in accordance with the terms of Schedule 4.3; provided, however, if the Borrower submits a Notice of Borrowing to the Administrative Agent prior to having satisfied the terms and conditions of Schedule 4.3, the parties hereto agree that the Administrative Agent shall not accept such Notice of Borrowing, and the Borrower shall have to re-submit such Notice of Borrowing after the Project Administrative Agent has confirmed that the terms and conditions of Schedule 4.3 with respect to such borrowing have been satisfied. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 10:00 A.M. (San

                Francisco, California time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                        (ii) Minimum Amounts. (a) Each Eurodollar Loan shall be
                in a minimum aggregate principal amount of $2,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and (b) each Base Rate Loan shall be in a minimum aggregate principal amount of $100,000 (or the remaining amount of the Revolving Committed Amount, if less).

                        (iii) Advances. Each Lender will make its Revolving
                Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 8:00 A.M. (San Francisco, California time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower with Bank of America (the "Deposit Account") with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 8.2.

                (d) Interest. Subject to the provisions of Section 3.1,

                        (i) Base Rate Loans. During such periods as Revolving
                Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                        (ii) Eurodollar Loans. During such periods as Revolving
                Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

        Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

        2.2 EXTENSION OF MATURITY DATE.

        Not more than 120 days and not less than 60 days prior to August 29, 2002 (the "Extension Date"), the Borrower may request in writing that the Lenders extend the Maturity Date for an additional one year period (the "Extension Period"). The Maturity Date shall be extended for an additional one year period if, on the Extension Date, the following conditions are satisfied:

                (a) no Default or Event of Default then exists;

                (b) payment by the Borrower to each Lender of an extension fee in an amount equal to 0.25% of such Lender's outstanding Revolving Loans on the Extension Date;

                (c) the Guarantor shall have a Senior Debt Rating of no less than A- from S&P and A3 from Moody's;

                (d) certificates of occupancy with respect to the Project (in form and substance reasonably satisfactory to the Project Administrative Agent) shall have been issued by the appropriate Governmental Authority;

                (e) the Guarantor shall not be in default under any agreement governing Indebtedness of the Guarantor for borrowed money;

                (f) (i) the Nordstrom Lease Agreement shall be in full force and effect and (ii) the Administrative Agent shall have received from the Guarantor an estoppel certificate, in a form attached hereto as Exhibit 2.2;

                (g) the Debt Service Coverage Ratio, as of the calendar month most recently ended, for the twelve month period ending on such date, shall be greater than or equal to 1.25 to 1.0;

                (h) the Administrative Agent and the Project Administrative Agent shall have received an appraisal of the Project prepared by a qualified appraiser designated by and satisfactory to the Administrative Agent and the Project Administrative Agent and otherwise satisfactory in form and substance to the Administrative Agent and the Project Administrative Agent, demonstrating an LTV Ratio less than or equal to
        0.75 to 1.0;

                (i) the construction of the Project has been substantially completed in accordance with the Plans and Specifications and a certificate (in form and substance satisfactory to the Project Administrative Agent) as to such completion shall have been issued by the project architect;

                (j) the Administrative Agent and the Project Administrative Agent shall have received an updated title report for the Project containing no exceptions not approved by the Administrative Agent and the Project Administrative Agent and otherwise in form and substance satisfactory to the Administrative Agent and the Project Administrative Agent; and

                (k) the Administrative Agent and the Project Administrative Agent shall have received an as-built survey of the Project, certified to the Administrative Agent by an independent professional licensed land surveyor showing all improvements in place on the Land and otherwise in form and substance satisfactory to the Administrative Agent and the Project Administrative Agent, together with any endorsements to the Title Policy reasonably requested by the Administrative Agent or the Project Administrative Agent to address changes in the state of title disclosed in such as-built survey.


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

        3.1 DEFAULT RATE.

        Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

        3.2 EXTENSION AND CONVERSION.

        The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 4.3 are satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), (iv) no more than six Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar

Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 10:00 A.M. (San Francisco, California time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e), (g) and (h) of Section 4.3. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

        3.3 PREPAYMENTS.

                (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Eurodollar Loans shall be in a minimum principal amount of $2,000,000 and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, if less) and (ii) each partial prepayment of Base Rate Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining principal balance of Base Rate Loans, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to Revolving Loans, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                (b) Mandatory Prepayments.

                        (i) Revolving Committed Amount. If at any time, the sum
                of the aggregate outstanding principal amount of Revolving Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans in an amount sufficient to eliminate such excess.

                        (ii) Application of Mandatory Prepayments. All amounts
                required to be paid pursuant to this Section 3.3(b) shall be applied to the Revolving Loans. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
                Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

        3.4 TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.

                (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                (b) Maturity Date. The Revolving Commitments of the Lenders shall automatically terminate on the Maturity Date.

                (c) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

        3.5 FEES.

                (a) Upfront Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date an upfront fee (the "Upfront Fee") in the amount provided in the Administrative Agent's Fee Letter.

                (b) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Funding Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the

        Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Funding Date.

                (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, and for the account of BAS, as applicable, the fees referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").

        3.6 CAPITAL ADEQUACY.

        If after the date hereof, the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall be prima facie evidence of such amounts.

        3.7 LIMITATION ON EURODOLLAR LOANS.

        If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

        3.8 ILLEGALITY.

        Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

        3.9 REQUIREMENTS OF LAW.

        If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                        (i) shall subject such Lender (or its Applicable Lending
                Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any
                reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                        (iii) shall impose on such Lender (or its Applicable
                Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be prima facie evidence of such amount or amounts. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        3.10 TREATMENT OF AFFECTED LOANS.

        If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.7, 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

                (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                (b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and
Interest Periods) in accordance with their respective Commitments....

        3.11 TAXES.

                (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

                (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                (d) Each Lender that is not a United States Person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

                (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11 or
        Section 7.11 of the Guaranty Agreement, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

                (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        3.12 COMPENSATION.

        Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                (a) any payment, prepayment (other than a prepayment to the Administrative Agent which is caused by the wrongful failure of a Lender to fund a Eurodollar Loan), or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

                (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        Section 4 and Schedule 4.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement; or

                (c) any Eurodollar Loan for any reason not being made (other than a wrongful failure to fund by such Lender).

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder. Notwithstanding the foregoing, the Borrower shall not be responsible to any Lender for any costs hereunder that result from the application of Section 3.8.

        3.13 PRO RATA TREATMENT.

        Except to the extent otherwise provided herein:

                (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Unused Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the

        Administrative Agent; provided, however, the Borrower shall maintain any claims against such Lender provided hereunder or under applicable law due to the failure of such Lender to pay such corresponding amount. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

        3.14 SHARING OF PAYMENTS.

        The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

        3.15 PAYMENTS, COMPUTATIONS, ETC.

                (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 9:00 A.M. (San Francisco, California time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 9:00 A.M. (San Francisco, California time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative

        Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents which have accrued as of the date of payment and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                SECOND, to payment of any fees owed to the Administrative Agent which have accrued as of the date of payment;

                THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Administrative Agent in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations which have accrued as of the date of payment;

                FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations;

                SIXTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender which have accrued as of the date of payment;

                SEVENTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

                EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

        In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH", "SIXTH" and "SEVENTH" above.

        3.16 EVIDENCE OF DEBT.

                (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.


                                    SECTION 4

                                   CONDITIONS

        4.1 CLOSING CONDITIONS.

        The obligation of the Lenders to enter into this Credit Agreement shall be subject to satisfaction of the following conditions:

                (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Guaranty Agreement, (iii) the Notes, (iv) the Environmental Indemnity Agreement, (v) the Collateral Documents and (vi) all other Credit Documents, each in form and substance acceptable to the Lenders.

                (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                        (i) Charter Documents. Copies of the articles or
                certificates of incorporation or other charter documents of the Credit Parties certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary, assistant secretary or general partner of such Credit Party, to be true and correct as of the Closing Date.

                        (ii) Bylaws. A copy of the partnership agreement or
                bylaws of the Credit Parties certified by a secretary, assistant secretary or general partner of such Credit Party to be true and correct as of the Closing Date.

                        (iii) Resolutions. Copies of resolutions of the Credit
                Parties approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary, assistant secretary or general partner of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                        (iv) Good Standing. Copies of certificates of good
                standing, existence or its equivalent with respect to the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization or incorporation.

                        (v) Incumbency. An incumbency certificate of the Credit
                Parties certified by a secretary, assistant secretary or general partner of such Credit Party, to be true and correct as of the Closing Date.

                (c) Opinions of Counsel. The Administrative Agent shall have received an opinion, or opinions, in form and substance satisfactory to the Administrative Agent dated as of the Closing Date from counsel to the Credit Parties.

                (d) Personal Property Collateral. The Administrative Agent shall have received (in form and substance satisfactory to the Administrative Agent):

                        (i) searches of Uniform Commercial Code filings in the
                jurisdiction of the chief executive office of the Borrower and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest, for the benefit of the Lenders in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist with respect to the Collateral other than (A) Permitted Liens and (B) the Guarantor's Lien against the Collateral (which Lien will be terminated on or before the Funding Date);

                        (ii) duly executed UCC financing statements for each
                appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest, for the benefit of the Lenders, in the Collateral which may be perfected under the UCC;

                        (iii) duly executed consents as are necessary, in the
                Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest, for the benefit of the Lenders, in the Collateral.

                (e) Real Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                        (i) a fully executed and notarized deed of trust and
                security agreement (as the same may be amended, modified, restated or supplemented from time to time, the "Mortgage Instrument") encumbering the Land and the Improvements, the leasehold interest of the Borrower in the Tipp Property, the personal property and fixtures more particularly described therein and the transferable development rights and low income housing credits or other such credits described therein;

                        (ii) a survey of the Land and the Tipp Property
                certified to the Administrative Agent, the Borrower and the Title Insurance Company in a manner reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor, which survey shall show all boundaries of the Land and the Tipp Property with courses and distances indicated and be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
                (B) the lines of streets abutting the sites and width thereof;
                (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; and (E) any encroachments on any adjoining property by the building structures and improvements on the sites;

                        (iii) evidence as to (A) whether the Land and the Tipp
                Property are in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if the Land and the Tipp Property are a Flood Hazard Property, (1) whether the community in which the Land and the Tipp Property are located is participating in the National Flood Insurance Program, (2) the Borrower's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that the Land and the Tipp Property are a Flood Hazard Property and (b) as to whether the community in which the Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policy or certificate of insurance of the Borrower evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders;

                        (iv) evidence satisfactory to the Administrative Agent
                that the Project, and the uses of the Project, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Project, the permitted uses of the Project under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans With Disabilities Act of 1990;

                        (v) an appraisal (in form and substance satisfactory to
                the Administrative Agent and the Project Administrative Agent) with respect to the Project from a qualified appraiser satisfactory to the Administrative Agent and Project Administrative Agent; and

                        (vi) with respect to the Tipp Property, (A) consent from
                the landlord of the Tipp Property (which consent shall be in form and substance satisfactory to the Administrative Agent) to the execution and recordation of the Mortgage Instrument and (B) evidence that a memorandum of lease with respect to the Tipp Property has been recorded to the extent necessary in the judgment of the Administrative Agent so as to enable the Mortgage Instrument to effectively create a valid and enforceable lien (subject only to Permitted Liens) on the leasehold interest of the Borrower in the Tipp Property.

                (f) Environmental Reports. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an environmental site assessment report with respect to the Land.

                (g) Plans. Receipt by the Administrative Agent and the Project Administrative Agent and the Consultant of the following (in form and substance satisfactory to the Administrative Agent, the Project Administrative Agent and the Consultant): (i) a set of the plans and specifications for the construction of the Improvements (the "Plans and Specifications"), (ii) a soil report made at the Land, such report to include the recommendations of the soil testing firm as to the preparation of the soil needed in order to adequately support the Project, (iii) a construction budget for the Improvements and (iv) the guaranteed maximum fixed price construction contract for the Project with a general contractor satisfactory to the Administrative Agent and the Project Administrative Agent.

                (h) Certified Copies. The Administrative Agent shall have received a copy of (i) the Development Agreement, (ii) the Ground Lease Agreement, (iii) the Nordstrom Lease Agreement and (iv) the Joint Development Agreement, each such contract in form and substance satisfactory to the Administrative Agent and the Project Administrative Agent and certified as a true and correct copy by the Borrower.

                (i) Consent of General Contractor. The Administrative Agent shall have received the consent of general contractor (in form and substance satisfactory to the Administrative Agent) to the Borrower's assignment to the Administrative Agent, for the benefit of the Lenders, of the Borrower's interests in the construction contract for the Improvements. In addition, the Administrative Agent shall have received the consent of the design architect (in form and substance satisfactory to the Administrative Agent) to the Borrower's assignment to the Administrative Agent, for the benefit of the Lenders, of the Borrower's interests in the plans and specifications for the construction of the Improvements.

                (j) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Borrower evidencing liability, casualty and builder's risk insurance issued by companies satisfactory to the Lenders in their sole discretion and otherwise meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) and sole loss payee (in the case of hazard insurance and builder's risk insurance) on behalf of the Lenders.

                (k) Compliance with Laws. Receipt by the Project Administrative Agent of evidence that the Land, and the intended uses of the Land are in compliance with all applicable laws, regulations and ordinances. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate Governmental Authorities and such other evidence reasonably requested by the Project Administrative Agent.

                (l) Equity Investment. Receipt by the Administrative Agent of evidence that (i) a cash equity investment of at least $2,800,000 shall have been made by the Guarantor in the Borrower on terms that are satisfactory to the Administrative Agent and (ii) an equity investment by Seventh and Stewart shall have been made in the Borrower through the contribution of real estate (satisfactory to the Project Administrative Agent) valued at $12,500,000.

                (m) Material Adverse Effect. No material adverse change shall have occurred since January 31, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), business, management or prospects of (i) the Borrower or
        (ii) the Guarantor.

                (n) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against the Borrower that could have a Material Adverse Effect. Except as disclosed on Schedule
        3.5 to the Guaranty Agreement, there shall not exist any pending or threatened action, suit, investigation or proceeding against the Guarantor or any of its Subsidiaries that could have a Material Adverse Effect.

                (o) Officer's Certificates.

                        (i) The Administrative Agent shall have received a
                certificate executed by an Executive Officer of Clise Properties as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the Borrower is in material compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (D) no Default or Event of Default exists, and
                (E) all representations and warranties of the Borrower contained herein and in the other Credit Documents are true and correct in all material respects.

                        (ii) The Administrative Agent shall have received a
                certificate executed by an Executive Officer of the Guarantor as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the Guarantor is in material compliance with all existing financial obligations, (B) immediately after giving effect to this Credit Agreement, the Credit Documents and all transactions contemplated therein, the Guarantor is Solvent and (C) the Guarantor is in compliance with each of the financial covenants set forth in the Guaranty Agreement.

                (p) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders, the Administrative Agent and the Project Administrative Agent with respect to the Loans and the Credit Documents, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

                (q) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent on behalf of any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower and the Guarantor.

        4.2 CONDITIONS TO INITIAL EXTENSION OF CREDIT.

        The obligations of each Lender to make the initial Loans are subject to
(i) satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1 and (ii) satisfaction of the conditions set forth in Section 4.3:

                (a) Permits. The Project Administrative Agent shall have received evidence (in form and substance satisfactory to the Project Administrative Agent) that the Borrower has received all permits deemed reasonably necessary (including without limitation, the Master Use Permit Project No. 9606528 and foundation permit) by the Project Administrative Agent for the applicable stage of construction; and

                (b) Transferable Development Rights. Receipt by Project Administrative Agent on or before March 14, 2000 of certified copies of the fully executed Transferable Rights Development Agreements, each with terms and conditions acceptable to the Project Administrative Agent (including without limitation, approval of the City of the purchase price set forth therein), pursuant to which the Borrower will acquire the transferable development rights necessary for the Borrower to construct the Project; and

                (c) Low Income Housing Bonus Credits. Receipt by the Project Administrative Agent on or before March 14, 2000 of (i) a certified copy of the fully executed Letter of Credit Agreement with terms and conditions acceptable to the Project Administrative Agent and (ii) evidence that the Housing Credits Letter of Credit (in substantially the form of Exhibit C to the Letter of Credit Agreement) has been delivered to the City;

                (d) Title. The Administrative Agent shall have received on or before March 14, 2000 in form and substance satisfactory to the Administrative Agent, an ALTA mortgagee title insurance policy (the "Mortgage Policy") issued by a title insurer satisfactory to the Administrative Agent (the "Title Insurance Company"), in an amount satisfactory to the Administrative Agent, assuring the Administrative Agent that the Mortgage Instrument creates a valid and enforceable first priority mortgage lien on the Real Properties and the transferable development rights described therein, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Administrative Agent and shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request; and

                (e) Refinancing. Receipt by the Administrative Agent on or before March 14, 2000 of evidence (satisfactory in form and substance to the Administrative Agent) that the Nordstrom Loan has been paid in full or will be so repaid from the proceeds of such Loans.

        4.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

        The obligations of each Lender to make, convert or extend any Loan (including the initial Loans) are subject to (i) satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1 and (ii) satisfaction of the conditions set forth in
Section 4.2:

                (a) The Borrower shall have delivered an appropriate Notice of Borrowing or Notice of Extension/Conversion (each such Notice of Borrowing to include an update to the budget for the Improvements and a representation that the remaining availability under the

        Revolving Committed Amount is sufficient to finance the completion of the construction of the Improvements);

                (b) The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

                (e) No development or event which has had or could have a Material Adverse Effect shall have occurred since January 31, 1999;

                (f) All of the conditions set forth in Schedule 4.3 shall have been satisfied in a manner acceptable to the Administrative Agent and the Project Administrative Agent;

                (g) No action, suit or proceeding against the Guarantor or any of its Subsidiaries has resulted in or caused a Material Adverse Effect.

                (h) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d), (e), (g) and
(h) above.

Furthermore, the Lenders shall not be obligated to make any Loans subsequent to the Funding Date until such time as the Title Insurance Company shall have agreed to issue to the Administrative Agent an endorsement (in form and substance satisfactory to the Administrative Agent) to the Mortgage Policy or have otherwise agreed to insure that since the last Loan, there has been no change in the state of title to the Land and the Improvements and the Tipp Property (superior or subordinate to the interest of the Administrative Agent, for the benefit of the Lenders, under the Mortgage Instrument) and there are no liens (other than Permitted Liens) or other interests which have been permitted to attach to the Land, the Improvements and/or the Tipp Property.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents to the Administrative Agent and each Lender that:

        5.1 FINANCIAL CONDITION.

        The financial statements delivered to the Administrative Agent pursuant to Section 6.1(a) and (b) have been prepared in accordance with GAAP and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the financial condition, results of operations and cash flows of the applicable parties as of such date and for such periods. As of the Closing Date and the Funding Date (as applicable), the Borrower has no material liabilities (contingent or otherwise) that are not reflected in the financial statements or in the notes thereto provided to the Administrative Agent on or prior to the Closing Date or Funding Date (as applicable) (other than the Nordstrom Loan which will be outstanding as of the Closing Date).

        5.2 NO MATERIAL CHANGE.

        Since January 31, 1999, (a) there has been no development or event relating to or affecting the Borrower which has had or could have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in the Borrower, nor has any of the Capital Stock in the Borrower been redeemed, retired, purchased or otherwise acquired for value.

        5.3 ORGANIZATION AND GOOD STANDING.

        The Borrower (a) is duly organized, validly existing and is in good standing under the laws of the State of Washington and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

        5.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

        The Borrower has the power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and to obtain extensions of credit hereunder, and has taken all necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        5.5 NO CONFLICTS.

        Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with any provision of its partnership agreement or other organizational or governing documents, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

        5.6 NO DEFAULT.

        The Borrower is not in default in any respect under any contract, lease or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

        5.7 OWNERSHIP.

        The Borrower is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than (i) the Permitted Liens and (ii) prior to the funding of the Loans hereunder on the Funding Date, the Guarantor's Liens against the Collateral.

        5.8 INDEBTEDNESS.

        Except as otherwise permitted under Section 7.1, the Borrower has no Indebtedness.

        5.9 LITIGATION.

        There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Executive Officer of the Borrower, the general partner of the Borrower or of the managing member of the general partner of the Borrower, threatened against the Borrower which could be reasonably expected to have a Material Adverse Effect.

        5.10 TAXES.

        The Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. The Borrower is not aware as of the Closing Date and the Funding Date (as applicable) of any proposed tax assessments against it.

        5.11 COMPLIANCE WITH LAW.

        The Borrower is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        5.12 ERISA.

                (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Borrower, the general partner of the Borrower and the managing member of the general partner of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                (c) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Borrower, the general partner of the Borrower and the managing member of the general partner of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Borrower, the general partner of the Borrower and the managing member of the general partner of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

                (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                (e) Neither the Borrower nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

                (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Borrower in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

        5.13 GOVERNMENTAL REGULATIONS, ETC.

                (a) No proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form

        U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
        T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                (b) The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, the Borrower is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (c) No director, executive officer, principal shareholder or partner of the Borrower is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                (d) The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

                (e) The Borrower is not in violation of any applicable statute, regulation or ordinance of the United States, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                (f) The Borrower is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

        5.14 PURPOSE OF LOANS.

        The proceeds of the Loans hereunder shall be used solely by the Borrower to (a) finance the Construction Costs, (b) pay other costs included in the Project Budget and otherwise approved by the Project Administrative Agent in accordance with the terms of (c)(ii) of Schedule 4.3 and (c) refinance existing Indebtedness.

        5.15 ENVIRONMENTAL MATTERS.

        Except as set forth on Schedule 5.15:

                (a) The Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Businesses or Real Properties that could give rise to liability under any applicable Environmental Laws.

                (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                (c) The Borrower has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of the Borrower, the general partner of the Borrower or the managing member of the general partner of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of the Borrower in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Executive Officer of the Borrower, the general partner of the Borrower and the managing member of the general partner of the Borrower, threatened, under any Environmental Law to which the Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties or the Businesses.

                (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

        5.16 INTELLECTUAL PROPERTY.

        The Borrower owns, or has the legal right to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes (the "Intellectual Property") necessary for it to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Executive Officers of the Borrower, the general partner of the Borrower and the managing member of the general partner of the Borrower, the use of such Intellectual Property by Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        5.17 LOCATION OF COLLATERAL.

        Set forth on Schedule 5.17(a) is a list of all real property located in the United States and owned or leased by the Borrower with street address and state where located. Set forth on Schedule 5.17(b) is a list of all locations where any tangible personal property of the Borrower is located, including street address and state where located. Set forth on Schedule 5.17(c) is the chief executive office and principal place of business of the Borrower.

        5.18 DISCLOSURE.

        Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

        5.19 BROKERS' FEES.

        The Borrower has no obligation to any Person (other than the Administrative Agent and the Project Administrative Agent) in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

        5.20 LABOR MATTERS.

        There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

        5.21 YEAR 2000 COMPLIANCE.

        The Borrower has (i) completed a review and assessment of all areas within its businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) substantially completed implementation of that plan in accordance with that timetable. The Year 2000 Problem has not resulted in, and the Borrower reasonably believes that the Year 2000 Problem will not result in, a Material Adverse Effect.


                                    SECTION 6

                              AFFIRMATIVE COVENANTS

        The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        6.1 INFORMATION COVENANTS.

        The Borrower will furnish, or cause to be furnished, to the Administrative Agent (which shall promptly provide copies to each Lender), for the benefit of the Lenders:

                (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a balance sheet and income statement of the Borrower as of the end of such fiscal year, together with related statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower as a going concern or any other material qualifications or exceptions.

                (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a balance sheet and income statement of the Borrower as of the end of such fiscal quarter, together with related statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of Clise Properties to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of an officer of the authorized member of the general partner of the Borrower substantially in the form of Exhibit 6.1(c), stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                (d) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 6.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of such Person.

                (f) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower shall send to its shareholders and (ii) upon the request of the Administrative Agent, all reports and written information with respect to the Project to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                (g) Notices. Upon any Executive Officer of the Borrower, the general partner of the Borrower or the managing member of the general partner of the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent (i) immediately of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) promptly of the occurrence of any of the following with respect to the Borrower (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

                (h) ERISA. Upon any Executive Officer of the Borrower, the general partner of the Borrower or the managing member of the general partner of the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of Clise Properties briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                (i) Environmental.

                        (i) Subsequent to a receipt of notice by the
                Administrative Agent or the occurrence of an event where the subject matter of such notice or circumstances of such event would reasonably cause concern that a material environmental problem existed at the Real Properties, upon the written request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on the Real Properties (as defined in Section 5.16) and as to the compliance by the Borrower with Environmental Laws at such Real Properties. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Borrower hereby grants to the Administrative Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                        (ii) The Borrower will conduct and complete all
                investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

                (j) Leases. Promptly upon consummation thereof, copies of each lease entered into by the Borrower with respect to the Improvements.

                (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Credit Party as the Administrative Agent, on behalf of any Lender, may reasonably request.

        6.2 PRESERVATION OF EXISTENCE AND FRANCHISES.

        The Borrower will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

        6.3 BOOKS AND RECORDS.

        The Borrower will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

        6.4 COMPLIANCE WITH LAW.

        The Borrower will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

        6.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

        The Borrower will pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

        6.6 INSURANCE.

                (a) The Borrower hereby agrees that it will at all times maintain in full force and effect insurance (including, but not limited to, liability insurance, casualty insurance and builders risk insurance) in such amounts and covering such risks and liabilities and with such deductibles as are in accordance with normal industry practice and the provisions set forth below:

                        (i) The builder's risk insurance policy with respect to
                the Land and the Improvements shall be an "all-risk" completed value, non-reporting builder's risk insurance policy and shall contain (A) coverage for vandalism and malicious mischief, (B) provisions for a minimum 45-day advance written notice to the Administrative Agent and the Project Administrative Agent of any intended policy cancellation or non-renewal and provide for copies of any notices of any policy cancellation or non-renewal to be delivered to the Project Administrative Agent and the Administrative Agent, (C) a standard mortgagee endorsement designating the Administrative Agent, for the benefit of the Lenders, as mortgagee and loss payee, (D) provisions sufficient to avoid the application of any co-insurance provisions and (E) a soft cost coverage endorsement.

                        (ii) The general accident and public liability insurance
                maintained by each of the Borrower and the general contractor with respect to the Land and the Improvements shall (A) be sufficient to insure against all claims for bodily injury, death or property damage occurring upon, in or about the Project and
                (B) include worker's compensation coverage in an amount sufficient to satisfy statutory requirements.

                        (iii) Following completion of the Project, the
                "all-risk" special form replacement cost insurance policy with agreed amount endorsement with respect to the Land and the Improvements must (i) eliminate all co-insurance provisions and replace such provisions with a replacement cost endorsement,
                (ii) include provisions for a minimum 30-day advance written notice to the Administrative Agent of any intended policy cancellation or non-renewal and (iii) designate the Administrative Agent, for the benefit of the Lenders, as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear.

                        (iv) A commercial general liability insurance policy
                with respect to the Land and the Improvements insuring against claims of bodily injury, death or property damage, in an amount not less than $1,000,000, each occurrence form, naming the Administrative Agent as additional insured for the benefit of the Lenders.

                (b) In the event the Borrower fails to maintain insurance as required hereunder, the Administrative Agent shall have the right to procure such insurance whether or not the Borrower's failure to maintain such insurance constitutes a Default or an Event of Default. Any amounts paid by the Administrative Agent for insurance shall be due and payable to the Administrative Agent upon demand and shall be secured by the Collateral Documents.

                (c) In the event of any material loss, the Borrower shall promptly give written notice thereof to the Administrative Agent and the insurance carrier describing the nature and extent of such damage or destruction. The Administrative Agent may make proof of loss if not made promptly by the Borrower. The Administrative Agent is hereby authorized, upon the request and direction of the Required Lenders, to adjust, compromise and collect the proceeds of any insurance claims. The Borrower hereby assigns to the Administrative Agent, for the benefit of the Lenders, the proceeds of any such insurance policies and hereby directs and authorizes each insurance company to make payment for such loss directly to the Administrative Agent. In the event the Borrower shall receive any such insurance proceeds as a result of any loss, damage or destruction with respect to the Collateral, the Borrower shall immediately pay over such proceeds to the Administrative Agent as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release such insurance proceeds to the Borrower for restoration or repair of the Collateral damaged provided the following conditions are met:

                        (i) there exists no Default or Event of Default;

                        (ii) the Borrower presents sufficient evidence to the
                Administrative Agent that there are sufficient funds from the insurance proceeds and from equity funds, if needed, to completely restore or repair the damaged collateral;

                        (iii) parties having existing or expected leasehold
                interests in the Project constituting 75% of the gross leaseable square footage in the Project agree in a manner satisfactory to the Administrative Agent that they will continue or extend their interests and arrangements for the contract terms then in effect following the restoration or repair;

                        (iv) the Borrower presents sufficient evidence to the
                Administrative Agent that the damaged Collateral will be restored at least six (6) months prior to the Maturity Date;

                        (v) all parties having operating, management of
                franchise interests in, and arrangements concerning the Land and the Improvements agree that they will continue their interests and arrangements for the contract terms then in effect following the restoration;

                        (vi) the Administrative Agent and the Lenders will not
                incur any liability to any other Person as a result of such use or release of insurance proceeds;

                        (vii) the insurance proceeds shall be held by the
                Administrative Agent and disbursed as the repair or restoration work progresses substantially in accordance with the disbursement procedures of Sections 2.1 and 4.3 of this Credit Agreement as if such proceeds were Loans; provided however that insurance proceeds of $100,000 or less will be disbursed directly to the Borrower for restoration or repair;

                        (viii) the plans and specifications, cost breakdown,
                construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to the Administrative Agent and the Project Administrative Agent; and

                        (ix) the Nordstrom Lease Agreement shall not have been
                terminated.

        If the above-referenced conditions of this Section 6.6(c)(i), (ii),
(iii), (iv), (v), (vi), (vii), (viii) and (ix) are not satisfied within one hundred twenty (120) days of loss, then the Administrative Agent may, at its option, apply any insurance proceeds to the payment of the Revolving Loans. The insurance coverage of the Borrower is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.6.

        6.7 MAINTENANCE OF PROPERTY.

        The Borrower will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

        6.8 PERFORMANCE OF OBLIGATIONS.

        The Borrower will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

        6.9 USE OF PROCEEDS.

        The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.14.

        6.10 AUDITS/INSPECTIONS.

        (a) Upon reasonable notice and during normal business hours, the Borrower will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Borrower agrees that the Administrative Agent may enter upon the Land at any time for the purpose of inspecting the construction of the Project. The Borrower agrees that the Administrative Agent may order appraisals or reappraisals of the Project and/or the Improvements (at the Borrower's expense) if the Administrative Agent has a reasonable belief that there has been a material change to the Project. Such appraisals shall be by a qualified appraiser designated by and satisfactory to the Administrative Agent and must be satisfactory to the Administrative Agent in form and substance.

        (b) The Borrower will permit the Project Administrative Agent and its authorized agents to enter upon the Land during normal working hours and as often as the Project Administrative Agent desires, for the purpose of inspecting the construction of the Project. Failure of the Project Administrative Agent or its authorized agents to discover or to reject materials or workmanship shall not make it liable to the Borrower or to any other person on account of such deficiency, nor shall any prior failure constitute a waiver of the Project Administrative Agent's right to subsequently reject any such workmanship or materials.

        6.11 YEAR 2000 COMPLIANCE.

        The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that the Year 2000 Problem has resulted in, or is reasonably expected to result in, a Material Adverse Effect.

        6.12 CONSTRUCTION.

        The Borrower hereby agrees that the Project shall be substantially complete on or before October 31, 2001 in accordance with (a) the Plans and Specifications and (b) all building, zoning and other applicable laws, ordinances, codes, rules and regulations and requirements of all Federal, State and municipal governments.

        6.13 EMINENT DOMAIN.

        (a) The Borrower hereby agrees that it will promptly notify the Administrative Agent of any actual or threatened initiation of any eminent domain proceeding as to any part of the Project and shall deliver to the Administrative Agent copies of any and all papers served or received in connection with such proceedings, and the Administrative Agent shall have the right, upon the request and direction of the Required Lenders, to participate in such proceedings at the expense of the Borrower (including, without limitation, the Administrative Agent's attorney's fees) and the Borrower will execute such documents and take such other steps as required to permit such participation. The Administrative Agent is hereby authorized, upon the request and direction of the Required Lenders, to adjust, compromise and collect any eminent domain award or settle a claim for damages and to apply the same to the payment of the Revolving Loans, subject to the provisions of subsection (b) below.

        (b) The Borrower assigns to the Administrative Agent, for the benefit of the Lenders, any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Land and the Improvements or any rights appurtenant thereto. The Administrative Agent agrees to release the proceeds of any such condemnation award to the Borrower for restoration or repair of the Collateral if the following conditions are met:

                (i)     there exists no Default or Event of Default;

                (ii) the Borrower presents sufficient evidence to the Administrative Agent that there are sufficient funds from the condemnation proceeds and equity funds, if needed, to completely restore or repair the damaged Collateral;

                (iii) parties having existing or expected leasehold interests in the Project constituting 75% of the gross leaseable square footage in the Project agree in a manner satisfactory to the Administrative Agent that they will continue to extend their interests and arrangements for the contract terms then in effect following the restoration or repair;

                (iv) all parties having operating, management or franchise interests in, and arrangements concerning, the Land and the Improvements agree that they will continue their interests and arrangements for the contract terms then in effect following the restoration;

                (v) the Borrower presents sufficient evidence to the Administrative Agent that the damaged Collateral will be restored at least six (6) months prior to the Maturity Date;

                (vi) the Administrative Agent and the Lenders will not incur any liability to any other Person as a result of such release of proceeds;

                (vii) the condemnation award or proceeds shall be held by the Administrative Agent and disbursed as the restoration work progresses substantially in accordance with the disbursement procedures of Sections 2.1 and 4.3 of the Credit Agreement as if such proceeds were Loans; provided, however, that condemnation awards or proceeds of $100,000 or less will be disbursed directly to the Borrower for restoration or repair;

                (viii) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or restoration work must all be acceptable to the Administrative Agent and the Project Administrative Agent; and

                (ix) the Nordstrom Lease Agreement shall not have been terminated.

        If the above-referenced conditions of this Section 6.13(b)(i), (ii),
(iii), (iv), (v), (vi), (vii), (viii) and (ix) are not satisfied within one hundred twenty (120) days of the date of the taking, then the Administrative Agent may, at its option, apply any condemnation proceeds or award to the payment of the Revolving Loans.

        (c) The Borrower agrees to execute such further assignments and agreements as may be reasonably required by the Administrative Agent to assure the effectiveness of this Section 6.13.

        6.14. CHANGES IN PLANS AND SPECIFICATIONS; CHANGE ORDERS.

        The Borrower shall provide the Project Administrative Agent with notice of all changes in the Plans and Specifications, changes to the terms of the construction contract for the Improvements, orders for extra work, or other changes to the Project. All changes to the Plans and Specifications or the Project (other than minor changes which do not affect the cost of the Project or the scheduled completion date) shall be made by a written change order signed by the Borrower and its general contractor. The Project Administrative Agent's prior written approval (such approval not to be unreasonably withheld, delayed or conditioned) shall be required for (a) any single change order or modification which will result in an increase or decrease of more than $500,000 of the direct construction costs ("Construction Costs") specified in the construction budget for the Project approved by the Project Administrative Agent (the "Project Budget"); (b) any change order or modification which together with the aggregate of all previous change orders or modifications (whether or not previously approved by the Project Administrative Agent) will result in a net cumulative increase or decrease in the Construction Costs of more than $1,500,000; or any change order or modification or any amendment or modification to the construction contract or the Plans and Specifications which will affect the scheduled completion date of the Project. The Borrower will not permit the performance of any work pursuant to any change order unless and until the Borrower has received the approval of the Project Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned), if such approval is required pursuant to this Section 6.14. The Borrower shall provide the Project Administrative Agent with copies of all change orders and modifications, irrespective of amount, whether or not the Project Administrative Agent's prior approval is required pursuant to this Section 6.14. Each of the parties hereto agrees that the terms of this Section 6.14 shall not restrict or otherwise impair the Borrower's right to receive insurance proceeds from the Administrative Agent in accordance with Section 6.6 or condemnation proceeds from the Administrative Agent in accordance with Section 6.13 nor shall receipt of such proceeds in accordance with the respective sections be included in the cumulative increase or decrease for purposes of required approvals under this
Section 6.14.

        6.15 ABANDONMENT OF CONSTRUCTION.

        The Borrower agrees if construction of the Improvements is at any time abandoned or discontinued for fifteen (15) consecutive days or more, or if the Project Administrative Agent in good faith determines the work is not being performed in accordance with the approved Plans and Specifications and the approved construction contract, the Project Administrative Agent, on behalf of Lenders, may enter onto the Project (or designate a third party to enter onto the Project) to complete the construction or correct any work improperly done or replace any defective material. If the Project Administrative Agent exercise the foregoing option, it may employ such workmen and furnish such materials as it believes are necessary or appropriate to complete the Improvements or correct any errors or defects in construction or workmanship. All costs incurred by the Project Administrative Agent pursuant to this Section 6.15, including reasonable sums for supervision, attorneys' fees and all related costs and expenses, shall be deemed additional advances to the Borrower and secured by the Mortgage Instrument. On demand, the Borrower shall pay all costs and expenses expended by the Project Administrative Agent pursuant to this Section 6.15. The fifteen (15) day period set forth above shall be extended one (1) day for each day that the abandonment or discontinuation of construction is caused by fire, earthquake or other acts of God, strikes, lockout, acts of public enemy, riot, insurrection or governmental regulation of the sale or transportation of materials, supplies or labor, or any other cause beyond the reasonable control of the Borrower; provided, in no event shall such fifteen (15) day period be extended to a period of more than sixty (60) days, unless otherwise agreed in writing by the Project Administrative Agent.

        6.16 ALLEY VACATION.

        At such time as the City vacates the alley abutting the Land, the Borrower shall (i) promptly (and in any event within five (5) Business Days thereafter) provide the Administrative Agent and the Project Administrative Agent with notice of such vacation, (ii) (to the extent the Ground Lease Agreement is still in effect), use commercially reasonable best efforts to, enter into an amendment to the Ground Lease Agreement (in form and substance reasonably satisfactory to the Administrative Agent) ground leasing to the Borrower that portion of the alley vacated by the City to Stewart Avenue Properties (or its successor or assignee, as ground lessor), (iii) within thirty
(30) days of the notice referenced in subclause (i) above, enter into an amendment to the Mortgage Instrument which grants to the Administrative Agent, for the benefit of the Lenders, a lien on and security interest in that portion of the alley vacated to the Borrower and which is otherwise reasonably satisfactory in form and substance to the Administrative Agent and (iv) within thirty (30) days of the notice referenced in subclause (i) above, provide the Administrative Agent with an endorsement to the Mortgage Policy (in form and substance reasonably satisfactory to the Administrative Agent) with respect to such alley vacation and amendment to Mortgage Instrument. If the Borrower enters into the amendment to the Ground Lease Agreement referenced in subclause (ii) above, the Borrower shall (within thirty (30) days of such amendment) provide the Administrative Agent (a) with an amendment to the Mortgage Instrument (in form and substance reasonably satisfactory to the Administrative Agent) which grants to the Administrative Agent, for the benefit of the Lenders, a lien on and security interest in all of the Borrower's rights and interests under the Ground Lease Agreement (as amended pursuant to the amendment described in subclause (ii) above) and (b) with an endorsement to the Mortgage Policy (in form and substance reasonably satisfactory to the Administrative Agent) with respect to such amendment to Ground Lease Agreement.

                                    SECTION 7

                               NEGATIVE COVENANTS

        The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        7.1    INDEBTEDNESS.

        The Borrower will not contract, create, incur, assume or permit to exist any Indebtedness, except:

               (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

               (b) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

               (c) Indebtedness of the Borrower with respect to that certain letter of credit issued by Bank of America in the amount of $1,328,340 to secure the Borrower's obligations to construct the Housing Project and satisfy other conditions to qualification for additional square feet of floor area through the housing bonus (the "Housing Credits Letter of Credit").

               (d) obligation of the Borrower to pay (a) HRG $1,250,000 pursuant to the Joint Development Agreement on account of HRG's construction, development, ownership and operation of the Housing Project or (b) any other Person reasonably acceptable to the Project Administrative Agent up to $1,250,000 on account of such Person's construction, development, ownership and operation of the Housing Project;

               (e) obligation of the Borrower to purchase the Tipp Property in the amount of up to $2,000,000 following (i) the exercise by the Ground Lessor (as defined in the Ground Lease Agreement) of its right to sell pursuant to the Ground Lease Agreement or (ii) the exercise by the Borrower of its right to purchase pursuant to the Ground Lease Agreement or any other arrangement under which the Borrower may purchase the Tipp Property;

               (f) obligation of the Borrower to guarantee each third party lease on each retail space (at a triple net rent and on other market terms) located below the Housing Project for the life of the tax exempt bonds issued to finance the Housing Project, as required by (i) the Joint Development Agreement or (ii) any other agreement entered into by the Borrower with a Person reasonably acceptable to the Project Administrative Agent regarding the construction, development, ownership and operation of the Housing Project;

               (g) such other obligations of the Borrower to HRG under the Joint Development Agreement or any other Person reasonably acceptable to the Project Administrative Agent under any other agreement entered into by the Borrower regarding the construction, development, ownership and operation of the Housing Project, including the Borrower's obligation to reimburse such Person for out-of-pocket expenses related to the transfer of any unused housing bonus to a third party and to reimburse such Person for hard costs and soft costs related to the construction of the truck parking area on the Tipp Property;

               (h) additional unsecured subordinated Indebtedness of the Borrower, provided that (a) such Indebtedness shall be subordinated to the Loans pursuant to subordination terms satisfactory to the Administrative Agent, (b) such Indebtedness shall not exceed $15,000,000 in the aggregate principal amount at any time outstanding, (c) no part of the principal amount of such Indebtedness shall have a maturity date earlier than the Maturity Date and (d) the Borrower shall not be required to make any payments of principal or interest with respect to such Indebtedness other than payments of interest in kind or made through additional borrowings under such Indebtedness rather than direct cash payments (collectively, the "Subordinated Debt"); and

               (i) prior to the funding of the Loans hereunder on the Funding Date, the Nordstrom Loan.

        7.2    LIENS.

        The Borrower will not contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for (i) Permitted Liens and (ii) prior to the funding of the Loans hereunder on the Funding Date, the Guarantor's Liens against the Collateral.

        7.3    NATURE OF BUSINESS.

        The Borrower will not substantively alter the character or conduct of the business conducted by the Borrower as of the Closing Date, which shall be limited to the ownership, development, improvement, leasing, operation and management of the Project.

        7.4    CONSOLIDATION, MERGER, DISSOLUTION, ETC.

        The Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

        7.5    ASSET DISPOSITIONS.

        The Borrower will not make any Asset Disposition (including without limitation any Sale and Leaseback Transaction) other than (i) the sale of assets in the ordinary course of business (ii) the sale or disposition of assets no longer used or useful in the conduct of such Person's business, and (iii) the transfer of the Tipp Property to HRG or any other Person reasonably acceptable to the Project Administrative Agent; provided that, (a) use restrictions (satisfactory in form and substance to the Project Administrative Agent) shall have been placed on the Tipp Property such that the only permitted use of the Tipp Property will be the construction and operation of the Housing Project and construction of a truck parking area to serve the Project, (b) HRG or such other Person shall have agreed to construct the Housing Project and such truck parking area in accordance with all applicable permits, declarations, ordinances and laws and otherwise on terms reasonably satisfactory to the Project Administrative Agent, and (c) a permanent easement shall have been granted to the Borrower (in form and substance satisfactory to the Project Administrative Agent) providing for the Borrower's unlimited use and maintenance of such truck parking area on the Tipp Property.

        Upon the transfer of the Tipp Property permitted by this Section 7.5, the Administrative Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's Lien on the Ground Lease Agreement or the Tipp Property (if the Borrower has purchased the Tipp Property).

        7.6    INVESTMENTS.

        The Borrower will not make Investments in or to any Person, except for Permitted Investments.

        7.7    RESTRICTED PAYMENTS.

        The Borrower will not directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) for so long as the Borrower is not subject to federal, state or local taxes, the Borrower shall be permitted to distribute from time to time such amounts as Clise Venture reasonably determines are sufficient to enable each partner of the Borrower to pay any federal, state or local tax liability attributable to its distributive share of the income and gain of the Borrower and (iii) so long as
(a) the Project has achieved Stabilization and (b) no Default or Event of Default exists or would result therefrom, the Borrower may make cash dividends or distributions to its members not more than once per quarter; provided, that,
(x) the Debt Service Coverage Ratio, as of the end of the fiscal quarter immediately preceding such cash dividend or distribution, for the twelve month period ending on such date, shall be greater than 1.25 to 1.0 and (y) the Borrower shall have provided advance written notice to the Administrative Agent of the date and amount of such cash dividend or distribution.

        7.8    OTHER INDEBTEDNESS.

        The Borrower will not (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any other Indebtedness of the Borrower (including without limitation the Subordinated
Debt) if such amendment or modification would add or change any terms in a manner adverse to the Borrower, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or
exchange of any other Indebtedness of the Borrower (including without limitation the Subordinated Debt) other than the Nordstrom Loan.

        7.9    TRANSACTIONS WITH AFFILIATES.

        Except for the agreements set forth on Schedule 7.9, the Borrower will not enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of the Borrower other than (a) normal compensation and reimbursement of expenses of officers and directors and (b) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of the Borrower's business on terms and conditions substantially as favorable to the Borrower as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

        7.10   FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

        The Borrower will not change its fiscal year or amend, modify or change its partnership agreement (or other similar organizational document).

        7.11   LIMITATION ON RESTRICTED ACTIONS.

        The Borrower will not directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Borrower to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party or (d) sell, lease or transfer any of its properties or assets to any Credit Party, except (in respect of any of the matters referred to in clauses
(a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents or (ii) applicable law.

        7.12   SUBSIDIARIES.

        The Borrower agrees that it shall not form any Subsidiaries.

        7.13   SALE LEASEBACKS.

        The Borrower will not enter into any Sale and Leaseback Transaction.

        7.14   NO FURTHER NEGATIVE PLEDGES.

        The Borrower will not enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except pursuant to this Credit Agreement and the other Credit Documents.

        7.15   LEASES.

        The Borrower will not enter into any lease with respect to office space in the Project which (i) is on a form of lease not previously approved by the Project Administrative Agent, (ii) is for a term of more than five (5) years, not including renewal periods, or more than ten (10) years including renewal periods, (iii) contains an option or right to purchase all or any part of the Project, (iv) covers more than a full floor of space in the Project, (v) is with an Affiliate of the Borrower or (vi) is for a base rental rate less than ninety percent (90%) of the pro forma base rental rate of $34.50 per square foot for office space in the Project, or provides for a tenant improvement allowance or for tenant improvements costing more than one hundred ten percent (110%) of the pro forma tenant allowance of $35.00 per square foot for office space in the Project unless the Borrower has notified the Project Administrative Agent of such lease and provided the Project Administrative Agent seven (7) Business Days to review such lease. Furthermore, with respect to any lease of the Project requiring the review of the Project Administrative Agent pursuant to the terms of the preceding sentence, the Borrower shall not (i) permit the assignment or subletting of all or any part of the lessee's rights under such lease unless the right to assign or sublet is expressly reserved by the lessee under such lease,
(ii) amend or modify such lease or (iii) accept surrender of such lease or terminate such lease except in accordance with the terms of such lease unless the Borrower has notified the Project Administrative Agent of such assignment, amendment or termination, as applicable, and provided the Project Administrative Agent seven (7) Business Days to review such assignment, amendment or termination, as applicable. The Project Administrative Agent agrees that it will review each lease, assignment of lease, or amendment to lease, as applicable, within seven (7) Business Days of receipt of such lease, assignment or amendment, as applicable. Nothing contained in this Section 7.15 shall prohibit the Borrower from entering into any lease, consenting to the assignment or subletting of any lease, or accepting the surrender or termination of any lease so long as the Administrative Agent is provided the notice and review period required by this Section 7.15.

        7.16   PLANS AND SPECIFICATIONS.

        The Borrower will not make any material amendments or material modifications to any of (i) the Plans and Specifications, (ii) the Development Agreement, (iii) the construction contract for the Improvements, (iv) the architect's contract for the Improvements, (v) the Transferable Development Agreements or (vi) the Letter of Credit Agreement without the prior written consent of the Administrative Agent.

        7.17   FLOOR AREA RATIO.

        The Borrower shall not permit the floor area ratio for the Land to drop below that necessary to construct and operate the Project to its intended height size and dimensions and in accordance with the Plans and Specifications.

                                    SECTION 8

                                EVENTS OF DEFAULT

        8.1    EVENTS OF DEFAULT.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a) Payment. The Borrower shall

                   (i) default in the payment when due of any principal of any of the Loans, or

                   (ii) default, and such default shall continue for three (3)
               or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

               (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

               (c) Covenants. The Borrower shall

                   (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.4, 6.9, 6.11 or 7.1, 7.3, 7.4, 7.5, 7.8, 7.10, 7.11, 7.12, 7.13, 7.16 or 7.17;

                   (ii) default in the due performance or observance of any
               term, covenant or agreement contained in Sections 6.1(a), (b) (c) or (d), 6.12, 6.13, 6.16, 7.2, 7.6, 7.9, 7.14 or 7.15 and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of any Executive Officer of the Borrower, the general partner of the Borrower or the managing member of the general partner of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or

                   (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of any Executive Officer of the Borrower, the general partner of the Borrower or the managing member of the general partner of the Borrower becoming aware of such default or notice thereof by the Administrative Agent, except for a default of Section 6.7 of this Credit Agreement or a default of

               Section 2.8 of the Mortgage Instrument which cannot be cured within such 30 day period in which case if the Credit Parties have begun a cure within such 30 day period and are pursuing it with all due diligence, the Credit Parties shall have an additional 30 days to cure such default; or

               (d) Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

               (e) Guaranties. The guaranty given by the Guarantor under the Guaranty Agreement or any provision thereof shall cease to be in full force and effect, or the Guarantor under the Guaranty Agreement or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty Agreement, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty Agreement; or

               (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower; or

               (g) Defaults under Other Indebtedness.

                   (i) The Borrower shall default in the performance or
               observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Borrower; or

                   (ii) With respect to any Indebtedness (other than
               Indebtedness outstanding under this Credit Agreement) of the Borrower in an aggregate principal amount in excess of $500,000,
               (A) the Borrower shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or Administrative Agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

               (h) Judgments. One or more judgments or decrees shall be entered against the Borrower involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

               (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

               (j) Ownership. There shall occur a Change of Control; or

               (k) Nordstrom Credit Agreement. There shall occur an Event of Default (as defined in the Nordstrom Credit Agreement) under the Nordstrom Credit Agreement; or

               (l) Cross Default. There shall occur a default or event of default under (i) the Development Agreement, (ii) the Letter of Credit Agreement, (iii) the Guaranty Agreement, (iv) the Ground Lease Agreement or (v) any of the Transferable Development Rights Agreements.

        8.2    ACCELERATION; REMEDIES.

        Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 10.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

               (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

               (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

               (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against the Guarantor and all rights of set-off.

        Notwithstanding the foregoing, (i) if an Event of Default specified in
Section 8.1(f) shall occur with respect to the Borrower or (ii) if an Event of Default (as defined in the Guaranty Agreement) specified in Section 6.1(e) of the Guaranty Agreement shall occur with respect to the Guarantor, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.


                                    SECTION 9

                                AGENCY PROVISIONS

        9.1 APPOINTMENT, POWERS AND IMMUNITIES.

            (a) Each Lender hereby irrevocably appoints and authorizes (i) the Administrative Agent to act as its Administrative Agent under this Credit Agreement and the other Credit Documents and (ii) the Project Administrative Agent to act as its project administrative agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent and the Project Administrative Agent respectively by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and Administrative Agents) and the Project Administrative Agent: (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property

(including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

            (b) Each Lender hereby consents to and approves the terms of the Guaranty Agreement. By execution hereof, the Lenders authorize and direct the Administrative Agent to enter into the Guaranty Agreement on behalf of the Lenders.

        9.2 RELIANCE BY ADMINISTRATIVE AGENT.

        The Agents shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agents. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 10.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agents shall not be required to take any action that exposes the Agents to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

        9.3 DEFAULTS.

        An Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless such Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 10.6), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

        9.4 RIGHTS AS A LENDER.

        With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as the Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

        9.5 INDEMNIFICATION.

        The Lenders agree to indemnify the Agents (to the extent not reimbursed under Section 10.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective (i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against an Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by an Agent under any Credit Document: provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse an Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 10.5 and Section 6.6, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section
9.5 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS.

        Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of any Agent or any of its Affiliates.

        9.7 SUCCESSOR AGENTS.

        An Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. An Agent may be removed at any time for cause by written action of the Required Lenders delivered to such Agent. Upon any such resignation or removal, the Required Lenders and, unless a Default or Event of Default has occurred and is continuing, the Borrower shall have the right to appoint a successor Administrative Agent or Project Administrative Agent, as applicable. If no successor Administrative Agent shall have been so appointed within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or removal of the Administrative Agent, then the retiring or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation or removal of the Administrative Agent, the retiring Administrative Agent's resignation or removal shall nevertheless become effective, and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders and, unless a Default or Event of Default has occurred and is continuing, the Borrower appoint a successor Administrative Agent as provided above. If no successor Project Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the retiring Project Administrative Agent's giving of notice of resignation or removal of the Project Administrative Agent, then the retiring or removed Project Administrative Agent may, on behalf of the Lenders, appoint a successor Project Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Project Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion and duties of the retiring or removed Project Administrative Agent, and the retiring or removed Project Administrative Agent shall be discharged from its duties and obligations hereunder. If no successor Project Administrative Agent has accepted appointment as Project Administrative Agent within thirty (30) days after the retiring Project Administrative Agent's giving notice of resignation or removal of the Project Administrative Agent, the retiring Project Administrative Agent's resignation or removal shall nevertheless become effective, and the Lenders shall perform all duties of the Project Administrative Agent hereunder until such time, if any, as the Required Lenders and, unless a Default or Event of Default has occurred and is continuing, the Borrower shall appoint a successor Project Administrative Agent as provided above. Upon any retiring Agent's resignation or removal, the provisions of this
Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                                   SECTION 10

                                  MISCELLANEOUS

        10.1 NOTICES.

        Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

        if to the Borrower:

               1700 Seventh L.P.
               c/o Clise Venture One LLC
               1904 Third Avenue, Suite #200
               Seattle, Washington  98101
               Attn:  A.M. Clise
               Telephone:  (206) 623-7500
               Telecopy:  (206) 624-8379

        with a copy to:

               Nordstrom, Inc.
               1617 6th Avenue
               Seattle, Washington  98101
               Attn:  Chief Financial Officer
               Telephone:  (206) 373-4090
               Telecopy:  (206) 373-4055

        if to the Guarantor:

               Nordstrom, Inc.
               1617 6th Avenue
               Seattle, Washington 98101
               Attn:  Chief Financial Officer
               Telephone:  (206) 373-4090
               Telecopy:  (206) 373-4055
        if to the Project Administrative Agent:

               Bank of America, N.A.
               701 Fifth Avenue, 15th Floor
               Mail Code WA1-102-15-01
               Seattle, Washington  98104
               Attn:  Laura Raynolds
               Telephone:  (206) 358-3668
               Facsimile:   (206) 358-3487

        if to the Administrative Agent:

               Bank of America, N.A.
               1850 Gateway Blvd., 5th Floor
               Mail Code CA4-706-05-09
               Concord, California  94520
               Attn:  Josephine T. Flores
               Telephone:  (925) 675-8374
               Facsimile:  (925) 969-2812

        with a copy to:

               Bank of America, N.A.
               555 California Street, 41st Floor
               Mail Code:  CA5-705-41-89
               San Francisco, California  94104
               Attn:  James Johnson
               Telephone:  (415) 622-6177
               Facsimile:   (415) 622-4585

        10.2 RIGHT OF SET-OFF; ADJUSTMENTS.

        Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

        10.3   BENEFIT OF AGREEMENT; ASSIGNMENTS.

               (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3.

               (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                   (i) each such assignment shall be to an Eligible Assignee and subject to the restrictions contained in the definition of "Eligible Assignee";

                   (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof; and

                   (iii) the parties to such assignment shall execute and
               deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 10.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

        Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 10.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

               (c) The Administrative Agent shall maintain at its address referred to in Section 10.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the

        Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

               (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 10.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive (but only to the extent that the costs of the Borrower resulting from such benefit does not exceed the costs which the Borrower would have incurred in respect of such Lender absent the participation), and the right of set-off contained in Section 10.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

               (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (g) Any Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.14 hereof.

        10.4 NO WAIVER; REMEDIES CUMULATIVE.

        No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances (except as specifically required by the Credit Documents), or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

        10.5 EXPENSES; INDEMNIFICATION.

               (a) The Borrower agrees to pay on demand all costs and expenses of the Agents in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agents (including the cost of internal counsel) with respect thereto and with respect to advising the Agents as to their rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

               (b) The Borrower shall indemnity, defend and hold harmless the Agents and each Lender and each of their Affiliates and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of the Agents and each Lender and each of their Affiliates (collectively, the "Indemnitees") from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Credit Documents or the making of the Loans (provided that any Lender claiming any additional amounts payable pursuant to this Section 10.5(b)(i) shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender), and (ii) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Credit Documents, the Loans, or the use or intended use of the proceeds of the Loans (the "Indemnified Liabilities"); provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence, or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees not to assert any claim against the Agents, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               (c) To the extent that the undertaking to indemnify and hold harmless set forth in this Section 10.5 may be unenforceable as violative of any applicable law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. All Indemnified Liabilities shall be payable on demand.

               (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.5 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        10.6 AMENDMENTS, WAIVERS AND CONSENTS.

        Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Credit Parties, provided, however, that:

               (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                   (i) extend the final maturity of any Loan or any portion
               thereof,

                   (ii) reduce the rate or extend the time of payment of
               interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                   (iii) reduce or waive the principal amount of any Loan,

                   (iv) increase the Commitment of a Lender over the amount
               thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                   (v) release all or substantially all of the Collateral;

                   (vi) release the Borrower or the Guarantor from its or their obligations under the Credit Documents,

                   (vii) amend, modify or waive any provision of this Section
               10.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
               3.15, 8.1(a), 10.2, 10.3, 10.5 or 10.9,

                   (viii) reduce any percentage specified in, or otherwise
               modify, the definition of Required Lenders, or

                   (ix) consent to the assignment or transfer by the Borrower or the Guarantor of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

               (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        10.7 COUNTERPARTS.

        This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

        10.8 HEADINGS.

        The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

        10.9 SURVIVAL.

        All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 9.5 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein or in any of the other Credit Documents shall survive delivery of the Notes and the making of the Loans hereunder.

        10.10  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

               (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Washington in King County, or of the United States for the Western District of Washington, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

               (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.11  SEVERABILITY.

        If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        10.12 ENTIRETY.

        This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

        10.13 BINDING EFFECT.

        This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns; provided, however, unless the conditions set forth in Section 4.2 have been satisfied by the Borrower on or before March 14, 2000, none of the Administrative Agent, the Project Administrative Agent or the Lenders shall have any obligations under the Credit Agreement.

        10.14 CONFIDENTIALITY.

        The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, Administrative Agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the Loans, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this
Section 10.14) and (k) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed participant or assignee.

        10.15 SOURCE OF FUNDS.

        Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

               (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

               (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

               (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
        Section 401(c)(1)(A) of ERISA; or

               (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA. Nothing contained in this Section 10.15 shall be deemed a consent by the Borrower to an assignment by a Lender of its rights and obligations under this Credit Agreement.

        10.16 CONFLICT.

        To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.


        10.17 ORAL AGREEMENTS NOT BINDING.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                           [Signature Page to Follow]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                    1700 SEVENTH L.P., a Washington limited partnership
--------

                             By: CLISE VENTURE ONE LLC, a Washington limited liability company, its sole general partner

                             By:  CLISE PROPERTIES, INC., a Washington
                                  corporation, its authorized member

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------

LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender, in its capacity as Administrative Agent and in its capacity as Project Administrative Agent


                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------


                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------


                             BANK ONE, NA (MAIN OFFICE-CHICAGO)


                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------

                             U.S. BANK


                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------


                             KEYBANK NATIONAL ASSOCIATION


                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------

                                  SCHEDULE 4.3

        Capitalized terms used in this Schedule 4.3 and not otherwise defined shall have the meanings given to them in the Credit Agreement. In addition to the terms of Section 2.1 and Section 4.3 of the Credit Agreement, each Revolving Loan advance under the Credit Agreement, and the disbursement of any equity or other funds deposited with the Project Administrative Agent pursuant to the terms of this Schedule 4.3 (collectively the "Funds") shall be subject to the following terms and provisions:

        (a) General Conditions to Disbursements. Each disbursement of Funds at the request of the Borrower is subject to the following general conditions:

            (i) Neither the Improvements nor any other part of the Project shall have been materially damaged by fire or other casualty, and there shall be no eminent domain or condemnation proceeding pending or threatened against the Project. This condition shall be deemed satisfied if the Borrower has satisfied the conditions to the use of insurance and condemnation proceeds set forth in Sections 6.6 and 6.13 of the Credit Agreement.

            (ii) Upon completion of the foundations of the Improvements, the Administrative Agent shall have received a foundation endorsement to the Mortgage Policy, in form and content acceptable to the Administrative Agent, showing no encroachments of the foundations onto other property.

            (iii) The Project Administrative Agent must be satisfied that the Revolving Loans are "in balance" pursuant to subparagraph (e) below, or the Borrower must have deposited the additional Funds with the Project Administrative Agent required pursuant to such subparagraph (e).

            (iv) The Lenders are not prohibited from disbursing Funds under any applicable lien laws or stop notice statutes or otherwise except to the extent that such Funds are withheld as provided in subparagraph (b) below.

            (v) No legal or administrative proceeding challenging the validity of or seeking to enjoin, set aside, review or otherwise challenge any governmental permit or approval applicable to the Project shall be pending or threatened.

        Unless all the foregoing conditions of subsection (a) are met to the Project Administrative Agent's satisfaction, neither the Lenders, nor the Administrative Agent, nor the Project Administrative Agent shall have any obligation to make any disbursement of Funds requested by the Borrower; however, the Required Lenders may elect to make an advance of the Funds notwithstanding that any one or more of the foregoing conditions is not satisfied, and by doing so they shall not be deemed to have waived the right to require the satisfaction of any such conditions with respect to any other advance of the Funds. The proceeds of the Revolving Loans and other Funds will be deposited in the Deposit Account and from which any payments that the Borrower is required to make will be automatically withdrawn.

        (b) Disbursements for Construction Costs.

            (i) The Borrower may request disbursements of Funds to pay direct construction costs provided for in the Project Budget once a month. All requests for payment of the Construction Costs specified in the Project Budget shall be pursuant to a draw request ("Draw Request") submitted to the Project Administrative Agent. Each Draw Request shall be on an AIA form of Application and Certificate for Payment (or other form approved by the Project Administrative Agent), signed by the general contractor, the Borrower and the project architect, as required by the Project Administrative Agent. Subject to the conditions set forth in Sections 2.1 and 4.3 of the Credit Agreement, and the other conditions to disbursement set forth in this Schedule 4.3, Revolving Loan advances shall be made after the Project Administrative Agent's receipt and approval of the Draw Request and any supplementary documentation or information required by the Project Administrative Agent in accordance with the terms of the Credit Agreement and this Schedule 4.3. The Project Administrative Agent agrees that it will review the Draw Request and any supplemental documentation or information required by the Project Administrative Agent and make a determination as to whether such Draw Request and other documentation or information are acceptable to the Project Administrative Agent within seven (7) Business Days of receipt of such items. The Project Administrative Agent additionally agrees that it will immediately notify the Borrower of its approval of any Draw Request and related materials. The Project Administrative Agent agrees that it will provide copies of any Draw Request or any other supplemental documentation or information provided to the Project Administrative Agent in accordance with this Schedule 4.3 to any Lender which requests copies of any such Draw Request, documentation or information. The Project Administrative Agent also agrees to provide a copy of the Project Budget to any Lender which requests a copy of the Project Budget.

            (ii) Unless otherwise agreed in writing by the Project Administrative Agent, each Draw Request shall be accompanied by the following, all of which must be acceptable to the Project Administrative Agent in its reasonable discretion (l) a Certificate of Job Progress signed by the Borrower and the general contractor stating the percentage of the Project completed through the date payment is requested; (2) if requested by the Project Administrative Agent, invoices (or other reasonable evidence) substantiating the Construction Costs covered by the Draw Request; and (3) executed acknowledgments of payment and releases of liens (through the date covered by the immediately preceding monthly advance) from the general contractor and, if required by the Project Administrative Agent, from all laborers, subcontractors and materialmen performing labor or services or supplying materials in connection with the Project ("Subcontractors").

            (iii) The Project Administrative Agent will withhold from each advance for Construction Costs an amount (the "Retention") equal to five percent (5%) of the amount of the Construction Costs for which disbursement is requested. The amount of the Retention shall be held by the Project Administrative Agent until the conditions for final advance set forth below are satisfied. If a disbursement is requested to pay for materials stored off-site, prior to making the disbursement, the Project Administrative Agent must receive
(1) a copy of a bill of sale or other acceptable evidence establishing that such materials were purchased free and clear of liens and encumbrances and not pursuant to a conditional sales contract, (2) evidence the materials are stored at a suitable location acceptable to the Project Administrative Agent, and are insured against damage or destruction for the full insurable value under a policy of insurance which names the Administrative Agent as an additional loss payee on behalf of the Lenders, and (3) evidence the materials are segregated from materials and equipment not intended to be incorporated into the Project.

            (iv) In the event the Project Administrative Agent receives a notice of a potential lien pursuant to RCW 60.04.221, to the extent there is not bond in place for such item pursuant to either RCW 60.04.161 or RCW 60.04.221, the Project Administrative Agent shall withhold from the next and subsequent draws the amount claimed to be due as stated in the notice. Sums so withheld shall not be disbursed by the Project Administrative Agent, except by the written agreement of the potential lien claimant owner, and prime contractor in such form as may be prescribed by the Project Administrative Agent, or the order of a court of competent jurisdiction, but the Project Administrative Agent shall not otherwise refuse to allow a Draw Request on the basis of such a notice.

            (v) The Project Administrative Agent shall have no obligation to approve a Draw Request for the payment of Construction Costs if (a) the percentage of Construction Costs in the Project Budget which has already been disbursed is greater than the percentage of completion of the Project, as certified to the Project Administrative Agent in any Certificate of Job Progress and verified by the Project Administrative Agent or the Consultant; or (b) the percentage of any Construction Cost line item in the then current Project Budget which is already paid out is greater than the percentage of completion of that line item.

        (c) Disbursements for Other Costs.

            (i) Interest. If there is an interest reserve in the Project Budget, prior to completion of Improvements (and after completion of the Improvements to the extent the Net Operating Income is insufficient to pay interest due on the Revolving Loans), the Project Administrative Agent will make monthly disbursements of Funds from the interest reserve set forth in the Project Budget to pay interest on the Revolving Loans. If in the Project Administrative Agent's reasonable opinion, the undisbursed amount of the interest reserve in the Project Budget (plus any anticipated Net Operating Income) is not sufficient to pay interest on the Revolving Loans as it comes due under the Credit Agreement, the Borrower shall pay the interest from its own monies (not Revolving Loan proceeds or other Funds) in accordance with Section 2.1 of the Credit Agreement or shall deposit additional funds with the Project Administrative Agent to be added to the interest reserve, at the Project Administrative Agent's option. The foregoing is not intended to alter or limit the Borrower's obligation to make the interest payments on the Revolving Loans as required by Section 2.1 of the Credit Agreement if the interest reserve is not adequate or if the Project Administrative Agent otherwise is not required to make such disbursements.

            (ii) Non-Construction Costs. The Borrower may from time to time request the disbursement of Funds to pay costs other than Construction Costs if such other costs are included in the Project Budget, and the disbursement request is otherwise approved by the Project Administrative Agent. With each request, the Borrower will provide the Project Administrative

Agent with such evidence as the Project Administrative Agent may require verifying the amount and purpose of the costs for which disbursement is requested. Prior to disbursing Funds for any Project management or development fees, real estate fees or commissions or otherwise, the Project Administrative Agent shall have received, reviewed and approved executed copies of the applicable agreement providing for the payment of such fees or commissions, and the Project Administrative Agent shall be reasonably satisfied the Person to be paid has duly performed the services for which payment is requested.

        (d) Inspections by Project Administrative Agent. The Project Administrative Agent may retain, at the Borrower's expense, an architect, structural engineer or other construction consultant (the "Consultant") to inspect the Project, review Draw Requests, the construction contract, the Plans and Specifications, the Project Budget and such other documents or information as the Project Administrative Agent may require, visit the Project and perform such other duties as the Project Administrative Agent deems necessary or desirable. The Project Administrative Agent shall instruct the Consultant and shall otherwise take reasonable steps to cause the Consultant to provide such services in a timely manner so as not to delay and reasonably complete the Draw Request. The Consultant may make periodic inspections of the Improvements during construction to review and comment on construction progress and percentage of completion, conformity of the work with the Plans and Specifications, activity and coordination among trades and quality of workmanship, and the accuracy of the statement of percentage of completion reflected in any Certificate of Job Progress submitted to the Project Administrative Agent. Any inspections by the Project Administrative Agent or the Consultant shall be solely for the purpose of protecting the interests of the Project Administrative Agent, the Administrative Agent and the Lenders, and such inspections shall not be construed as a representation to the Borrower or any other Person that there has been or will be strict compliance on the part of any contractors or subcontractors with the Plans and specifications or that construction of the Improvements is or will be free from faulty materials or workmanship. If the Consultant does not approve a Certificate of Job Progress, or any other materials or information submitted to the Project Administrative Agent with a Draw Request, the Project Administrative Agent will have no obligation to approve the requested advance in an amount greater than the amount approved by the Consultant.

        (e) Loan Balancing. The Lenders shall have no obligation to make a Revolving Loan advances and the Project Administrative Agent has no obligation to disburse any Funds if in the Project Administrative Agent's reasonable opinion the Revolving Loans are not "in balance"; i.e., the undisbursed balance of the Revolving Loans, plus any undisbursed Funds previously deposited by the Borrower with the Project Administrative Agent, if any, are not sufficient to pay all costs necessary to complete the Project (including without limitation the payment of interest on the Revolving Loans) in accordance with the approved Plans and Specifications and the Project Budget, free and clear of all liens, encumbrances and conditional sales contracts, whether the deficiency is attributable to changes in the work or in the Plans and Specifications or to any other cause. If at any time the Project Administrative Agent determines the Revolving Loans are not in balance, within five (5) days after demand, the Borrower will deposit with the Project Administrative Agent the amount necessary to "balance" the Revolving Loans, and all Funds so deposited with the Project Administrative Agent shall be held and disbursed by the Project Administrative Agent in accordance with this Schedule 4.3 prior to making any additional disbursement of Funds. If the Project Administrative Agent makes such demand, the Lenders shall have no obligation to make further Revolving Loan advances and the Project Administrative Agent shall have no obligation to disburse any Funds until such additional funds are deposited with the Project Administrative Agent by the Borrower. Each Draw Request or other request for disbursement submitted to the Project Administrative Agent will constitute the Borrower's representation and warranty to the Project Administrative Agent and the Lenders that the Revolving Loans are "in balance".

        (f) Use and Application of Funds. The Project Administrative Agent shall have no obligation to assure that Funds advanced to the Borrower or others are applied against the cost of the Project. The Borrower accepts full responsibility for the proper application of all Funds advanced at the Borrower's request. The Project Administrative Agent may rely solely on Draw Requests or other disbursement requests submitted by the Borrower or its agents and upon other affidavits, statements or reports submitted by the Borrower or its agents in making advances of Funds. The Borrower shall defend, indemnify and hold the Project Administrative Agent, the Administrative Agent and the Lenders harmless from any losses, demands, claims, attorneys' fees and expenses which may arise out of the misapplication or misuse of Revolving Loans (or other Funds) by the Borrower or by any other person paid at the Borrower's direction.

        (g) Final Disbursement. The final disbursement of Funds, including the Retention, shall be made only if the conditions set forth below are met to the Project Administrative Agent's satisfaction:

                (i) The Improvements and the Project are completed in accordance with the Plans and Specifications as confirmed by the project architect and the Project Administrative Agent or the Consultant, and the Project Administrative Agent shall have received as-built Plans and Specifications for the Project.

                (ii) The Administrative Agent shall have received, at the Borrower's expense, an endorsement (in form and substance satisfactory to the Administrative Agent) to the Mortgage Policy insuring the lien-free completion of the Project, without exceptions other than those previously approved by the Administrative Agent.

                (iii) The Project Administrative Agent and the Administrative Agent shall have received an as-built survey of the Project and an endorsement to the Title Policy eliminating title exceptions regarding possible encroachments and/or violations of easement rights.

                (iv) The Project Administrative Agent shall have received copies of all licenses, permits and certificates necessary for the lawful use and occupancy of the Project, including but not limited to a copy of the final certificate of occupancy for the Project, which shall be unconditional unless otherwise agreed by the Project Administrative Agent, or other evidence acceptable to the Project Administrative Agent that the Project is completed and accepted by all necessary governmental authorities.

                (v) If requested by the Project Administrative Agent, the Project Administrative Agent shall have received a final accounting of Project costs from the Borrower and/or its general contractor.

                (vi) The Project Administrative Agent shall have received fully executed lien releases from General Contractor and, if required by the Project Administrative Agent, the Subcontractors, or the Borrower shall have provided the Administrative Agent on behalf of the Lenders with an appropriate surety bond from a surety acceptable to the Project Administrative Agent or affirmative title insurance coverage with respect to potential laborers', mechanics' or materialmen's liens.

        (h) Expenses, Fees and Interest. Notwithstanding any other provision of this Schedule 4.3 or the Credit Agreement, the Project Administrative Agent may elect (after having provided notice to the Borrower) to use Funds to pay when due expenses of the Project Administrative Agent, the Administrative Agent or the Lenders which are the Borrower's responsibility under the Credit Agreement or any of the other Credit Documents, and such other sums as may be payable from time to time by the Borrower to the Project Administrative Agent, the Administrative Agent or the Lenders with respect to the Revolving Loans. Such payments at the option of the Project Administrative Agent may be made by debiting or charging the Funds in the amount of such payments without first disbursing such amounts to Borrower. In addition, the Borrower hereby authorizes the Administrative Agent, at its option, to make such other payments as the Administrative Agent deems necessary or desirable to maintain the validity and priority of the Mortgage Instrument, including the following, unless the Borrower makes the payment within ten (10) days after written notice from Administrative Agent: (i) pay delinquent assessments and taxes on the Project;
(ii) pay title insurance premiums, recording fees, and hazard, liability and flood insurance premiums; (iii) pay contractor's liens or claims of liens against the Project, subject to any right the Borrower may have to contest such liens pursuant to the terms of the Mortgage Instrument or the other Credit Documents, and (iv) pay judgments affecting the Project, subject to any right the Borrower may have to contest such judgment's pursuant to the terms of the Mortgage Instrument or the other Credit Documents.